EXHIBIT 99.2 TO FORM 8-K


October 3, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated October 3, 2003, of AFP Imaging Corporation and are in agreement with the statements contained in the paragraphs two through four on page one therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



         /s/ Ernst & Young LLP